UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 21, 2024
Nordstrom, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Common stock purchase rights		New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Arrangements of Certain Officers
In late 2020, Kenneth Worzel (the “Executive”) elected to defer into the Nordstrom, Inc. (the “Company”) Deferred Compensation Plan (the “DCP”) twenty percent of any bonus that would be payable to him by the Company in connection with the following fiscal year. As a result of an inadvertent and unintentional administrative error (the “Error”), the Company failed to defer any portion of the Executive’s bonus for that year into the DCP. Because of the Error, the Executive was required to repay the missed deferral into the DCP, plus interest, and also incurred a tax penalty under Internal Revenue Code Section 409A (“Section 409A”) and accountant fees. On May 21, 2024, in recognition that the Error was of no fault of the Executive, the Compensation, People and Culture Committee of the Board of Directors of the Company approved a one-time payment to the Executive in the amount of $150,000, which is intended to reimburse him, on an after-tax basis, for the tax penalty imposed under Section 409A and the associated accountant fees.
ITEM 5.07 Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of the Company held on May 22, 2024, the shareholders voted on the election of each of the Company’s twelve nominees for directors for the term of one year, the ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm of the Company, and an advisory vote regarding executive compensation. The results of the voting were as follows:

Election of Directors	For	Withheld	Broker Non-Votes
Stacy Brown-Philpot	91,868,768	1,867,316	31,913,954
James L. Donald	91,966,318	1,769,766	31,913,954
Kirsten A. Green	91,857,455	1,878,629	31,913,954
Glenda G. McNeal	91,268,460	2,467,624	31,913,954
Erik B. Nordstrom	92,340,755	1,395,329	31,913,954
Peter E. Nordstrom	92,413,552	1,322,532	31,913,954
Amie Thuener O’Toole	91,803,267	1,932,817	31,913,954
Guy B. Persaud	92,123,055	1,613,029	31,913,954
Eric D. Sprunk	91,497,167	2,238,917	31,913,954
Bradley D. Tilden	90,948,507	2,787,577	31,913,954
Mark J. Tritton	91,124,598	2,611,486	31,913,954
Atticus N. Tysen	91,890,068	1,846,016	31,913,954

	For	Against	Abstain	Broker Non-Votes
Ratification of the Appointment of Independent Registered Public Accounting Firm	122,290,730	3,118,074	241,234	n/a
Advisory Vote Regarding Executive Compensation	90,499,250	2,972,558	264,276	31,913,954
ITEM 8.01 Other Events
On May 22, 2024, Nordstrom, Inc. issued a press release announcing that the Board of Directors has approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated May 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary
Date: May 28, 2024